CONSULTING AGREEMENT


     AGREEMENT made this 1st day of May, 1998, by and between THE RATTLESNAKE HOLDING COMPANY., INC., a Delaware corporation (the "Company"), having a place of business at 439 East 82nd Street, New York, New York 10028, SAS VENTURES, INC, a New York corporation (the "Consultant") with a place of business at 60 Foxwood Drive, Jericho, New York 11753, and STEPHAN A. STEIN ("Stein"), residing at 60 Foxwood Drive, Jericho, New York 11753.

                                    RECITALS

     The Consultant has extensive experience in the areas of restaurant management and finance. Stein is the principal employee, executive officer and shareholder of the Consultant.

     The Company desires to retain the services of the Consultant, and the Consultant desires to provide its services, on the terms set forth herein. In addition, the Company desires the Consultant and Stein to protect certain proprietary interests of the Company concerning non-disclosure and non-competition, and the Consultant and Stein desire to do so, on the terms set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties herein, the parties hereto agree as follows:

1. Services of Consultant. The Consultant is hereby engaged as general advisor and consultant to the Company on the following matters pertaining to the business of the Company and its subsidiaries; finance, acquisitions, public relations, strategic planning, SEC reporting and financial statements; and will provide such advice and consultation as the Company may reasonably request, in each case consistent with the Consultant's experience and expertise. The Consultant's employees shall not be required to travel more than 100 miles without its consent and may consult in person or via telephone or written report. The Consultant shall provide such time as is necessary for the performance of its services. The Consultant shall provide Stein's services to satisfy performance by the Consultant hereunder. The Consultant shall perform its services under this Agreement solely as an independent contractor and not as an agent or employee of the Company or any subsidiary of the Company. The Company shall not be responsible for the payment of any withholding taxes, FICA, workers' compensation, insurance, disability benefits or any fringe benefits and the Consultant is not entitled to any of the same. The only compensation and benefits to which the Consultant shall be entitled hereunder are as set forth in Paragraphs 3 and 4 hereof. The Company shall not be responsible for any injury, loss or damage suffered by Consultant arising out of the performance of its duties hereunder in a negligent or wrongful manner. In connection with its services hereunder, the Consultant shall have no right to bind the Company or any of its subsidiaries.

     2. Term. The term (the "Term") for the services described in Paragraph 1 hereof, except if earlier terminated pursuant to Paragraph 5 hereof, shall be for a period of three (3) years from the date hereof unless extended by the parties.

     3. Payment. The compensation to the Consultant for the services to be rendered by the Consultant are as follows:

     (a) Monthly payments of $7,000.00 on or about the 1st day of each month;

     (b) The issuance of 500,000 of common stock of the Company (the fair value of these shown shall be reported as income of the Consultant and the Consultant shall be responsible for all taxes payable thereon):

     (i) With respect to 250,000 of such shares (the "Protected Shares"), the following shall apply. The Company combines its common stock then, on the first such occasion, the Company will issue shares of post-combination common stock to the Consultant such that the Protected Shares and such post-combination common stock will total 250,000 shares of post-combination common stock.

     (ii) With respect to the other 250,000 of such shares (the "Accrual Shares"), the following shall apply. In the event that this Agreement is terminated by the Company under Paragraph 5 hereof on or before September 1999, then a portion of the Accrual Shares shall be transferred to the Company equal to 13,888 shares for each month (including the month of termination) from the termination to September 1999. The above number of shares shall be appropriately adjusted for stock splits, combinations, recapitalizations and reorganizations.

     (c) A payment of $30,000.00 on or before April 15, 1999 related to the taxes payable by Consultant on account of the income referred to in Paragraph 3(b) hereof.

     (d) The issuance of a warrant to purchase common stock of the Company which may be exercised as follows:

     (i) 250,000 shares at $15 per share exercisable immediately, for a period ending April 30, 2003; and

     (ii) 41,667 shares at $.15 per share exercisable from each of the following dates, (a total of 250,000 shares) provided this Agreement has not theretofore been terminated under Paragraph 5 hereof: October 1, 1998, January 1, 1999, April 1, 1999, July 1, 1999, October 1, 1999 and January 1, 2000, for a period ending April 30, 2003.

     4. Expenses. The Consultant shall be entitled to reimbursement for expenses reasonably incurred by it in the course of its duties hereunder including cellular phone charges, upon its accounting therefor.

     5. Termination of Services.

     (a) The Term for the services in Paragraph 1 may be ended prior to the date specified in Paragraph 2:

     (i) If there is a notice to the Consultant by the Company that the Consultant is in material breach of its obligations hereunder which breach is not cured within 30 days thereafter, or

     (ii) If Stein, due to death, disability or otherwise, fails to render services on behalf of Consultant, or

     (iii) If the Consultant becomes bankrupt or insolvent or ceases its business.

     (b) The Consultant shall deliver to the Company any property of the Company which may then be in the Consultant's possession upon the end of the Term.

     6. Non-Disclosure of Confidential Information. The Consultant and Stein acknowledge that it is the policy of the Company to maintain as secret and confidential all information relating to the Company's products and services, its pricing, practices, plans, programs, software and data, and the identity of its customers, employees, consultants, agents and representatives (the "Confidential Information"), and the Consultant and Stein further acknowledge that the Confidential Information is of substantial value to the Company. Accordingly, the Consultant and Stein agree that they will not, during or after the Term, disclose or use any Confidential Information other than in connection with the business of the Company, and then only as authorized by the Company in order for the Consultant to perform its services.

     7. Non-Competition. For a period of three (3) years from the date hereof or the Term of this Agreement, if longer, the Consultant and Stein shall not, directly or indirectly, engage in any business actually competitive with the business of the Company as conducted the date hereof or during the Term, in each geographic area where the Company conducts such business. The parties agree that the duration and scope of the non-competition provisions set forth in this Paragraph 7 are reasonable. In the event that any court determines that the duration or the scope, or both, are unreasonable and that such provisions are to that extent unenforceable, the parties agree that these provisions shall remain in full force and effect for the greatest time period and in the greatest area that would not render them unenforceable. The parties agree that damages are an inadequate remedy for any breach of this provision and the provisions of Paragraph 6 and that the Company shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunction without bond or other security upon any actual or threatened breach of such provisions, by the Consultant or Stein.

     8. Indemnification. The Consultant covenants and agrees to perform its services in compliance with all applicable laws, rules and regulations of governmental agencies and in a manner which does not violate the rights of any third person, and to timely pay all taxes relating to all compensation hereunder. The Consultant and Stein shall indemnify and hold harmless the Company from and against all costs and expenses which the Company may incur, including by way of example and not limitation, reasonable counsel fees and disbursements, as a result of the violation by the Consultant and/or Stein of their covenants and agreements set forth in this Agreement.

     (a) Notice. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and shall be deemed given when delivered to a party or on the first attempted date of delivery after the same is mailed to a party, certified mail, return receipt requested, to the address set forth herein or such other address of which notice is given in accordance herewith.

     (b) Representation. The Consultant represents that it is not bound by any agreement, court order or other obligation which may relate, directly or indirectly, to its obligations hereunder.

     (c) Modification and Waiver. This Agreement may not be changed or terminated orally but only in a writing signed by the parties hereto, and no waiver of a breach of any provision hereof shall be effective unless in writing signed by the party against whom enforcement is sought. No such waiver shall operate or be construed as a waiver of any subsequent breach of such provisions.

     (d) Applicable Law. This Agreement shall be subject to and governed by the laws of the State of New York.

     (e) Controversies. The parties agree that any legal proceedings hereunder shall be brought only in the courts of the State of New York or the United States of America, sitting in the City, County and State of New York.

     (f) Captions. The underlined captions set forth herein are descriptive only, and shall not be deemed to be a part of this Agreement.

     (g) Counterparts. This Agreement may be executed in counterparts, all of which shall form one agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                                THE RATTLESNAKE HOLDING
                                                 COMPANY, INC.

                                              By:/s/Nicolo Ottomanelli
                                                 --------------------------
                                                 Nicolo Ottomanelli, President


                                                 SAS VENTURES, INC.


                                              By:/s/Stephan A. Stein
                                                 --------------------------
                                                 Stephan A. Stein, President


                                                 /s/Stephan A. Stein
                                                 ---------------------------
                                                 STEPHAN A. STEIN, Individually